                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]

     Filed by a Party other than the Registrant [ ]


     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                      DAISYTEK INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4) Proposed maximum aggregate value of transaction:


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     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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     (2) Form, Schedule or Registration Statement No.:


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
                       DAISYTEK INTERNATIONAL CORPORATION
                          500 NORTH CENTRAL EXPRESSWAY
                               PLANO, TEXAS 75074



Dear Stockholder:

              You are cordially invited to attend the Annual Meeting of Stockholders of Daisytek International Corporation (the "Company"), which will be held at the Stonebriar Country Club in Frisco, Texas, on Friday, August 15, 1997, at 10:00 a.m. (local time).

              At the Annual Meeting, stockholders will be asked to elect directors, adopt the Company's 1997 Employee Stock Option Plan and ratify the appointment of Arthur Andersen LLP as the Company's independent auditors. Information about these matters is contained in the attached Proxy Statement.

              The Company's management would greatly appreciate your attendance at the Annual Meeting. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS MOST IMPORTANT THAT YOUR SHARES BE REPRESENTED. Accordingly, please sign, date and return the enclosed proxy card which will indicate your vote upon the matters to be considered. If you do attend the meeting and desire to vote in person, you may do so by withdrawing your proxy at that time.

              I sincerely hope you will be able to attend the Annual Meeting, and I look forward to seeing you on August 15, 1997.

                                           Sincerely,




                                           David A. Heap
                                           Chairman

July 10, 1997

                       DAISYTEK INTERNATIONAL CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST 15, 1997

              The Annual Meeting of Stockholders of Daisytek International Corporation (the "Company") will be held on Friday, August 15, 1997, at 10:00 a.m. at the Stonebriar Country Club, Frisco, Texas, for the following purposes:

              1.     To elect three Class III directors;

              2. To consider and act upon a proposal to approve the Company's 1997 Employee Stock Option Plan;

              3. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending March 31, 1998; and

              4. To transact such other business as may properly come before the meeting or any adjournment thereof.

              The Board of Directors has fixed the close of business on June 25, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Each stockholder, even though he or she may presently intend to attend the Annual Meeting, is requested to execute and date the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. Any stockholder present at the Annual Meeting may withdraw his or her proxy card and vote in person on each matter properly brought before the Annual Meeting.

              Please sign, date and mail the enclosed proxy in the enclosed envelope promptly, so that your shares of stock may be represented at the meeting.

                                           By Order of the Board of Directors



                                           Harvey H. Achatz
                                           Secretary

Plano, Texas
July 10, 1997

                       DAISYTEK INTERNATIONAL CORPORATION
                          500 NORTH CENTRAL EXPRESSWAY
                               PLANO, TEXAS 75074
                                 (972) 881-4700

                                PROXY STATEMENT


              This Proxy Statement is furnished to the stockholders of Daisytek International Corporation, a Delaware corporation ("Daisytek" or the "Company"), in connection with the solicitation of proxies for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting"), to be held at the Stonebriar Country Club, Frisco, Texas, on Friday, August 15, 1997, at 10:00 a.m., and at any and all adjournments thereof.

              This solicitation is being made on behalf of the Board of Directors of the Company. This Proxy Statement, Notice of Annual Meeting of Stockholders, the enclosed proxy card and the Company's 1997 Annual Report were first mailed to stockholders on or about July 14, 1997.

              The shares represented by a proxy in the enclosed form, if such proxy is properly executed and is received by the Company prior to or at the Annual Meeting, will be voted in accordance with the specifications made thereon. Proxies on which no specification has been made by the stockholder will be voted:

              (i) in favor of the election of the three nominees to the Board of Directors listed in this Proxy Statement;

              (ii) in favor of the adoption of the Company's 1997 Employee Stock Option Plan; and

              (iii) to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending March 31, 1998.

              Any proxy given by a stockholder may be revoked at any time before its exercise by sending a subsequently dated proxy or by giving written notice of revocation, in each case, to the Company's Secretary, at the Company's principal executive offices at the address set forth above. Stockholders who attend the Annual Meeting in person may withdraw their proxies at any time before their shares are voted by voting their shares in person.


              Stockholders of record at the close of business on June 25, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the issued and outstanding voting securities of the Company consisted of 6,763,744 shares of common stock, par value $.01 per share (the "Common Stock"), each of which is entitled to one vote on all matters which may properly come before the Annual Meeting or any adjournment thereof.


              The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Each item presented herein to be voted on at the Annual Meeting must be approved by the affirmative vote of a majority of the holders of the number of shares present either in person or represented by proxy. The inspector of elections appointed by the Company will count all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the meeting. Abstentions and "broker non-votes" (nominees holding shares for beneficial owners who have not voted on a specific matter) will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting. However, abstentions and broker non-votes will have no effect on the vote, because the vote required is a majority of the votes actually cast (assuming the presence of a quorum).

              All references in this Proxy Statement to the Company's fiscal year mean the 12 month period ending on March 31 of such year.

                                     ITEM I

                             ELECTION OF DIRECTORS

              The Board of Directors consists of seven members which are divided into three classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The term of Class III directors expires at the Annual Meeting. Each director elected as a Class III director at the Annual Meeting will have a term of three years. The nominees for the Class III directors are David A. Heap, Edgar D. Jannotta, Jr. and Peter P.J. Vikanis who have been nominated and recommended by the Board of Directors. If elected, Messrs. Heap, Jannotta and Vikanis are expected to serve until the Company's 2000 annual meeting of stockholders and until their successors are elected and qualified. The shares represented by proxies in the accompanying form will be voted for the election of these nominees unless authority to so vote is withheld. The Board of Directors has no reason to believe that such nominees will not serve if elected, but if they should become unavailable to serve as directors, and if the Board designates substitute nominees, the persons named as proxies will vote for the substitute nominees designated by the Board. Directors will be elected by a majority of the votes cast at the Annual Meeting.

              The following information, which has been provided by the individuals named, sets forth the nominees for election to the Board of Directors and the continuing Class I and II directors, such person's name, age, principal occupation or employment during at least the past five years, the name of the corporation or other organization, if any, in which such occupation or employment is carried on and the period during which such person has served as a director of the Company.

                        DIRECTORS STANDING FOR ELECTION
                                   CLASS III

                    TERM EXPIRES AT THE 2000 ANNUAL MEETING

              DAVID A. HEAP, age 53, has served as Chairman of the Board and Chief Executive Officer of the Company since 1982 and as President from 1982 to 1990. In April 1997, Mr. Heap retired as Chief Executive Officer. From 1970 to 1985, Mr. Heap served as Chairman of ISA International plc (and its predecessors) ("ISA"), a now publicly traded distributor of computer supplies in Western Europe which he founded in England in 1970.

              EDGAR D. JANNOTTA, JR., age 36, has served as a Director of the Company since 1991. Mr. Jannotta is a Principal of William Blair & Company, L.L.C., an investment banking firm he joined in 1988. Mr. Jannotta is also a director of GNWC Wire and Cable Products, a distributor of wire, cable and other communications related products ("GNWC"), and Gibraltar Packaging Group, Inc., a diversified packaging company. Mr. Jannotta is a non-employee Director.

              PETER P. J. VIKANIS, age 46, has served as a Director of the Company since 1996. Mr. Vikanis served as Chief Operating Officer of ISA from 1991 to 1995, as director of ISA from 1979 to 1995, and also served in various management capacities at ISA from 1971 to 1991. Mr. Vikanis is a non-employee Director.

                         DIRECTORS CONTINUING IN OFFICE
                                    CLASS II

                    TERM EXPIRES AT THE 1999 ANNUAL MEETING

              MARK C. LAYTON, age 37, has served as President, Chief Operating Officer and Chief Financial Officer of the Company since 1993, as a Director since 1988, as Executive Vice President from 1990 to 1993 and as Vice President
- Operations from 1988 to 1990. Since April 1997, Mr. Layton serves as President, Chief Executive Officer and Chief Operating Officer. Mr. Layton is also a director of GNWC. Prior to joining the Company, Mr. Layton served as a management consultant with Arthur Andersen & Co., S.C. for six years through 1988 specializing in wholesale and retail distribution and technology.

              TIMOTHY M. MURRAY, age 44, has served as a Director of the Company since 1991. Mr. Murray is a Principal of William Blair & Company, L.L.C., an investment banking firm he joined in 1979. Mr. Murray is also a director of GNWC and several other privately held corporations. Mr. Murray is a non-employee Director.

                                    CLASS I

                    TERM EXPIRES AT THE 1998 ANNUAL MEETING

              CHRISTOPHER YATES, age 42, was appointed Senior Vice President - Business Development in February 1996 and has served as Vice President - Business Development from November 1995 to February 1996, as a Director of the Company since February 1995, as Vice President-Marketing from January 1994 to November 1995, as Vice President-Sales from 1988 to 1994 and in various other sales capacities for the Company since 1982. Prior to joining the Company, Mr. Yates served in various sales capacities for ISA.

              JAMES R. POWELL, age 36, has served as a Director and Senior Vice President - Sales and Marketing since 1996. Mr. Powell has served as Vice President - Sales from 1992 to 1996, and in various other sales capacities from 1988 to 1992. Prior to joining the Company, Mr. Powell was engaged in various sales and marketing activities.

EXECUTIVE OFFICERS

              In addition to the individuals named above, the following are the names, ages and positions of the other executive officers of the Company:

              HARVEY H. ACHATZ, age 56, serves as Vice President - Administration and Secretary, positions he has held since 1993 and 1984, respectively. Mr. Achatz has served as Vice President -

Finance from 1985 to 1993, as Controller from 1981 to 1985 and as a Director from 1984 to 1990.

              THOMAS J. MADDEN, age 35, was recently appointed as Chief Financial Officer and serves as Vice President - Finance, Treasurer and as Chief Accounting Officer, positions he has held since November 1994, March 1994 and 1992, respectively. From 1992 to 1994 he also served as Controller. From 1983 to 1992, Mr. Madden served in various capacities with Arthur Andersen & Co., S.C., including financial consulting and audit manager. Mr. Madden is a certified public accountant.

              PETER D. WHARF, age 38, serves as Vice President - International Markets, a position he has held since February 1996. Mr. Wharf joined the Company in 1992 and has served in various export and international sales capacities since such time. Prior to joining the Company, Mr. Wharf served in various sales capacities for ISA.

              STEVE GRAHAM, age 45, has served as Senior Vice President of Information Technologies and Chief Information Officer since 1996. Prior to joining the Company, Mr. Graham was employed by Ingram Micro, a major microcomputer distributor. Mr. Graham has over 23 years of experience in the information-technology field.

              SUZANNE GARRETT, age 32, was recently promoted to Vice President of Product Management and Marketing and has served as New-Products Manager, Marketing Manager and Director of Product Management and Marketing. Prior to joining the Company in 1991, Ms. Garrett served as an account executive for United Media.

              JOHN SNOWDEN, age 30, was recently promoted to Vice President of Operations. Since joining the Company in 1992, Mr. Snowden has served as Purchasing Manager, Director of Purchasing, Director of Fulfillment Services, Director of Distribution and Director of Procurement.

MEETINGS OF THE BOARD

              The Board of Directors met five times during the Company's 1997 fiscal year. No Director attended fewer than 75% of the aggregate number of meetings of the Board and Committees on which such director served.

COMMITTEES OF THE BOARD

              The Board of Directors currently has standing Audit, Compensation and Stock Option Committees.

              The Audit Committee makes recommendations to the Board of Directors as to the engagement or discharge of the independent auditors, reviews the plan and results of the auditing engagement with the independent auditors, reviews the adequacy of the Company's system of internal accounting controls, monitors compliance with the Company's business conduct policy and directs and supervises investigations into matters within the scope of its duties. The Audit Committee met once during fiscal year 1997. The Audit Committee presently is composed of Messrs. Vikanis and Murray who are non-employee directors.

              The Compensation Committee approves, or in some cases recommends, to the Board, remuneration and compensation arrangements involving the Company's executive officers and other key employees. The Compensation Committee is presently composed of Messrs. Murray and Jannotta. The Compensation Committee also serves as the Stock Option Committee to administer the Company's employee stock option plans. The Compensation Committee and Stock Option Committee met once in fiscal year 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

              The current members of the Compensation Committee of the Company's Board of Directors are Timothy M. Murray and Edgar D. Jannotta, Jr. who are non-employee directors.

COMPENSATION OF DIRECTORS

              Each non-employee Director receives an annual director's fee of $20,000 for each year in which he or she serves as a director. Non-employee directors do not receive additional Board or Committee meeting fees. The Company has also adopted a Non-Employee Director Stock Option and Retainer Plan (the "Non-Employee Director Plan") pursuant to which each non-employee director
(i) may elect to receive payment of the director's fees in shares of Common Stock in lieu of cash, and (ii) is entitled to receive certain grants of options in accordance with the formula, and subject to the conditions precedent, set forth therein.

              The Non-Employee Director Plan is a formula grant plan pursuant to which each non-employee director receives options to purchase shares of Common Stock as of the date of each annual meeting of stockholders. Under the terms of the Non-Employee Director Plan, during fiscal year 1997, each of the Company's non-employee directors received options to purchase 1,000 shares of Common Stock at an exercise price of $39.75 (the fair market value on the date of grant). In April 1997, such options were canceled and the Board authorized the issuance to each non-employee director of new options to purchase 1,000 shares of Common Stock at an exercise price of $25 (the fair market value on the date of grant). Such new options were not issued under the Non-Employee Director Plan. In addition, under the terms of the Non-Employee Director Plan, each non-employee director will receive options to purchase 1,240 shares of Common Stock as of the date of the 1997 Annual Meeting. The number of options to be issued under the Non-Employee Director Plan will increase each year based on the percentage increase, if any, in the Company's earnings before taxes ("EBT") for such fiscal year over the Company's EBT for the immediately preceding fiscal year. No options will be issued, however, under the Non-Employee Director Plan with respect to any fiscal year in which the Company's EBT does not equal or exceed the Company's projected EBT for such year, nor will any options be issued to any non-employee director who does not attend at least 75% of all Board (and committee) meetings held during such fiscal year.

              All options issued under the Non-Employee Director Plan are non-qualified options for federal income tax purposes and have an exercise price equal to the fair market value of a share of common stock as of the date of the annual meeting upon which such option is granted. All options are subject to a three year cumulative vesting schedule.

              Directors who are employees of the Company or any of its subsidiaries do not receive additional compensation for service on the Board of Directors.

EXECUTIVE COMPENSATION

              The following table sets forth the compensation paid or accrued by the Company to its Chief Executive Officer and to each of the four most highly compensated executive officers for services rendered during the fiscal years ended March 31, 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE


                                                                                                  LONG-TERM
                                                                                                 COMPENSATION
                                                                                                    AWARDS
                                                                                                   ---------
                                                                      ANNUAL                       NUMBER OF
                                                                   COMPENSATION                    SECURITIES
                                                         ---------------------------------         UNDERLYING     ALL OTHER
         NAME AND PRINCIPAL POSITION                      YEAR        SALARY         BONUS          OPTIONS     COMPENSATION(1)
         ---------------------------                      ----        ------         -----          --------    ----------------
 David A. Heap .................................           1997   $    385,000   $    222,900         42,864   $      5,970
    Chairman and Chief .........................           1996        385,000        280,676         37,833          8,636
         Executive Officer (2) .................           1995        350,000        171,000           --           24,701

 Mark C. Layton ................................           1997   $    299,013   $    222,900         34,916   $      8,458
    President, Chief Operating and .............           1996        276,386        280,676         28,020          6,008
         Financial Officer (2) .................           1995        250,971        171,000           --            3,967

 Christopher Yates .............................           1997   $    232,200   $     73,557         20,560   $      5,004
    Senior Vice President - ....................           1996        215,000         92,623         20,138          2,430
         Business Development...................           1995        195,000           --             --            3,321

 James R. Powell ...............................           1997   $    163,652   $     73,557         21,330   $      3,715
    Senior Vice President - Sales and ..........           1996        150,359         70,169         14,004          3,707
         Marketing .............................           1995        123,551           --             --            3,414

 Thomas J. Madden
    Vice President - Finance, ..................           1997   $    120,276   $     22,900         16,587   $      4,618
         Chief Accounting Officer and ..........           1996        112,649           --           14,703          4,005
         Treasurer (2) .........................           1995         94,294           --             --             --

--------------------

(1) Represents compensation in respect of one or more of the following: personal use of Company automobiles; life insurance premiums paid by the Company for the benefit of the named executive officer; tax return preparation services paid by the Company; and personal travel expenses.

(2) Mr. Heap presently serves as Chairman; Mr. Layton presently serves as President, Chief Executive Officer and Chief Operating Officer; and Mr. Madden presently serves as Vice President - Finance, Chief Financial Officer, Chief Accounting Officer and Treasurer.

       The following table sets forth information with respect to grants of stock options during the year ended March 31, 1997, to the named executive officers reflected in the Summary Compensation Table:


                       OPTION GRANTS IN FISCAL YEAR 1997

                                                                                                    POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED ANNUAL
                                                                                                     RATES OF STOCK PRICE
                                                                                                    APPRECIATION FOR OPTION
                                                             INDIVIDUAL GRANTS                           TERMS (2)(3)
                                          -------------------------------------------------------- -----------------------
                                           NUMBER OF    % OF TOTAL
                                          SECURITIES     OPTIONS
                                           UNDERLYING   GRANTED TO
                                            OPTIONS     EMPLOYEES IN  EXERCISE PRICE    EXPIRATION
         NAME                               GRANTED     FISCAL YEAR    PER SHARE (3)    DATE (1)(3)        5%         10%
         ----                               -------     ------------   -------------    -----------        --         ---
 David A. Heap .......................       42,864         12.6%          32.50           4-11-06     $  876,140   $2,220,355

 Mark C. Layton ......................       34,916         10.3%          32.50           4-11-06        713,683    1,808,649

 Christopher Yates ...................       20,560          6.1%          32.50           4-11-06        420,246    1,065,008

 James R. Powell .....................       21,330          6.3%          32.50           4-11-06        435,985    1,104,894

 Thomas J. Madden ....................       16,587          4.9%          32.50           4-11-06        339,038      859,207

--------------------

       (1) All of such options are subject to a three year cumulative vesting schedule.

       (2) These are hypothetical values using assumed annual rates of stock price appreciation as prescribed by the rules of the Securities and Exchange Commission.

       (3) The fiscal year 1997 option grants were canceled in April 1997 and reissued at an exercise price of $25 (the fair market valued on the date of reissue) and have a ten-year term. All such options are subject to a three-year cumulative vesting schedule.

              The following table sets forth information concerning the aggregate stock option exercises during the fiscal year ended March 31, 1997 and stock option values as of the end of fiscal year 1997 for unexercised stock options held by each of the named executive officers:

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997
                       AND FISCAL YEAR END OPTION VALUES


                                                                        NUMBER OF
                                                                   SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                          NUMBER OF                  UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                                           SHARES                     AT FISCAL YEAR END     AT FISCAL YEAR END (1) (3)
                                       ACQUIRED ON     VALUE      ------------------------- --------------------------
        NAME                             EXERCISE   RECEIVED (2)  EXERCISABLE UNEXERCISABLE EXERCISABLE  UNEXERCISABLE
        ----                             --------   ------------  ----------- ------------- -----------  -------------
 David A. Heap ....................         --     $     --          5,675       75,022     $   66,681   $  377,868

 Mark C. Layton ...................        4,203       69,350       45,766       58,733      1,187,628      279,850

 Christopher Yates ................         --           --         63,821       37,677      1,773,651      201,137

 James R. Powell ..................       20,500      665,725        6,027       33,233        126,566      139,872

 Thomas J. Madden .................        3,300      101,673       17,568       29,085        424,579      146,852

--------------------

       (1) Calculated by determining the difference between $31 1/4 (the last sale price of the Common Stock on March 31, 1997 as reported by the Nasdaq National Market) and the exercise price of the shares of Common Stock underlying the options.

       (2) Calculated by determining the difference between the last sale price of the Common Stock on the date of exercise as reported by the Nasdaq National Market and the exercise price.

       (3)    See footnote 3 above.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION FOR FISCAL YEAR 1997

              The Compensation Committee of the Board of Directors (the "Committee") is presently comprised of Messrs. Murray and Jannotta and is responsible for approval or recommendation to the Board of Directors of the compensation arrangements for the Company's senior executive officers.

              The Committee believes that the total compensation of the Company's senior executive officers should be primarily based on the subjective determination of the Committee as to the Company's overall financial performance and the individual contribution to such performance. The Committee further believes that a portion of total compensation should consist of variable, performance-based components such as stock option awards and bonuses, which it can increase or decrease to reflect its assessment of changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management's commitment to enhance profitability and stockholder value.

              In formulating compensation levels and policies for the 1997 fiscal year, the Committee did not retain an independent compensation consultant, nor did the Committee rely upon any formal study or review of comparable companies in the Company's industry. Nevertheless, the Committee believes that the Company's executive compensation salary levels may be less than industry norms in the Company's geographic regions.

              The Committee annually establishes the salaries to be paid to the Chief Executive Officer and other senior executive officers during each fiscal year. Base salaries for senior executive officers are set to reflect the duties and level of responsibility in each position. In setting salaries, the Committee takes into account several factors including individual job performance, the level of responsibility and, to the extent information is available, competitive pay practices in the Company's industry. The Committee does not assign specific relative weights to the various factors it considers, however, but rather exercises its discretion and makes a judgment after considering all factors it deems relevant.

              For fiscal year 1997, the base salary of Mr. David Heap, the Company's Chairman and Chief Executive Officer, was $385,000, which was the same as his base salary for the prior fiscal year. The Committee believes that this amount appropriately reflected Mr. Heap's services as Chairman and Chief Executive Officer, although such determination was not based upon any specific qualitative or quantitative formula. In April 1997, Mr. Heap retired as the Company's

Chief Executive Officer.

              In considering bonus compensation awards, and in order to more closely link executive compensation to the Company's performance, the Committee continued a bonus program pursuant to which bonus compensation is subject to the Company's EBT for each fiscal year (as set forth in the Company's audited Consolidated Financial Statements) being equal to or greater than the EBT projected in the Company's approved budget for such fiscal year. Under this program, selected officers are entitled to receive a cash bonus equal to (i) up to 1% of EBT, to the extent EBT is 100% to 105% of the projected EBT and (ii) up to 5% of that portion of EBT which exceeds 105% of the projected EBT. Under this program, Mr. Heap received a bonus of $222,900 for the 1997 fiscal year.

              The Committee also administers the Company's stock option plans and recommends other option grants which are used to further link executive compensation to the Company's performance. All options are subject to a three year cumulative vesting schedule and have an exercise price not less than the fair market value on the date of grant. During fiscal year 1997, Mr. Heap received options to purchase 42,864 shares at an exercise price of $32.50 per share.

              As part of its overall consideration of executive compensation, the Committee considers the anticipated tax treatment of various payments and benefits, including the applicability of Section 162(m) of the Internal Revenue Code which provides a limit on the deductibility of compensation for certain executive officers in excess of $1,000,000 per year. The Committee believes that no named officer in the Summary Compensation Table had taxable compensation for fiscal year 1997 in excess of the deduction limit. The Committee intends to continue to evaluate the impact of this Code provision.

              The Committee believes that the policies and programs described above have supported the Company's business objectives and have contributed to the Company's performance.


                             COMPENSATION COMMITTEE

                             Timothy M. Murray
                             Edgar D. Jannotta, Jr.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The following table sets forth as of June 18, 1997, certain information regarding the beneficial ownership of the Common Stock by (i) each person who is known to the Company to beneficially own more than 5% of the Common Stock, (ii) each of the Directors and executive officers of the Company individually and (iii) the Directors and executive officers of the Company as a group. The information contained in this table reflects "beneficial ownership" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares owned of record by them.


                                                                                           Number
               Name and Address of Beneficial Owner                                       of shares       Percent (1)
               ------------------------------------                                       ---------       -----------
David A. Heap (2) ......................................................................   1,088,645         16.1%
     500 North Central Expressway
     Plano, Texas 75074

Royal Bank of Canada Trust Company
(Jersey) Limited, Brian Gerald Balleine,
Kenneth Edward Rayner, Trustees,
of the David Anthony Heap 1996
Interest in Possession Settlement (3) ..................................................     312,173          4.6%
     19-21 Broad Street
     St. Helier, Jersey, Channel Islands

Royal Bank of Canada Trust Company
(Jersey) Limited, Brian Gerald Balleine
and Kenneth Edward Rayner, Trustees,
of the David Heap Life Interest
Settlement (No. 10) (4) ................................................................     584,673          8.6%
     19-21 Broad Street
     St. Helier, Jersey, Channel Islands

A I M Management Group Inc. (5) ........................................................     567,000          8.4%
        11 Greenway Plaza, Suite 1919
        Houston, Texas 77046

Mark C. Layton (6) .....................................................................     118,631          1.8%
Christopher Yates (7) ..................................................................      13,153            *
Harvey H. Achatz (8) ...................................................................      37,812            *
James R. Powell (9) ....................................................................      36,991            *
Thomas J. Madden (10) ..................................................................      22,928            *
Peter D. Wharf (11) ....................................................................      14,059            *
Edgar D. Jannotta, Jr. (12) ............................................................      18,911            *
Timothy M. Murray (13) .................................................................      34,216            *
Peter P. J. Vikanis (14) ...............................................................         439            *
Suzanne Garrett (15) ...................................................................       8,376            *
John Snowden (16) ......................................................................       2,368            *
Steve Graham (17) ......................................................................        --           --
All directors and executive officers as a group (13 persons) (18)  .....................   1,396,529         20.6%


--------------------

*Represents less than 1%

(1) This table is based on 6,763,744 shares of Common Stock outstanding as of June 18, 1997.

(2) Includes outstanding options to purchase 25,346 shares of Common Stock which are fully vested and exercisable. Does not include (i) 900 shares held by Mr. Heap's spouse as custodian for minor children as to which beneficial ownership is disclaimed, (ii) options to purchase 88,264 shares of Common Stock which are not vested or exercisable and (iii) an aggregate of 896,846 shares of Common Stock held of record by the trusts set forth above (the "Heap Trusts"). Although Mr. Heap and members of his family are the primary beneficiaries of the Heap Trusts, neither Mr. Heap nor such beneficiaries have voting or investment power with respect to such shares. Of the shares owned of record by Mr. Heap, 227,532 are pledged to financial institutions to secure indebtedness owing by Mr. Heap to such institutions.

(3) Shares are held of record by a Trust established by Mr. Heap for which he and members of his family are the primary beneficiaries, although neither Mr. Heap nor such beneficiaries may exercise voting or investment power with respect to such shares.

(4) Shares are held of record by a Trust established by Mr. Heap for which he and members of his family are the primary beneficiaries, although neither Mr. Heap nor such beneficiaries may exercise voting or investment power with respect to such shares. All of such shares are pledged to a financial institution to secure indebtedness owing by such Trust and Mr. Heap to such institution.

(5) Based upon a Schedule 13G filing dated February 12, 1997, filed by AIM Management Group Inc. ("AIM"). AIM, as parent holding company to AIM Advisors, Inc. and AIM Capital Management, Inc., investment advisors, has beneficial ownership and shared dispositive power of 567,000 shares.

(6) Includes outstanding options to purchase 15,044 shares of Common Stock which are fully vested and exercisable. Does not include outstanding options to purchase 70,191 shares of Common Stock which are not vested or exercisable.

(7) Includes outstanding options to purchase 13,153 shares of Common Stock which are fully vested and exercisable. Does not include outstanding options to purchase 49,356 shares of Common Stock which are not vested or exercisable.

(8) Includes outstanding options to purchase 28,561 shares of Common Stock which are fully vested and exercisable. Does not include outstanding options to purchase 4,368 shares of Common Stock which are not vested or exercisable.

(9) Includes outstanding options to purchase 12,027 shares of Common Stock which are fully vested and exercisable. Does not include outstanding options to purchase 41,860 shares of Common Stock which are not vested or exercisable.

(10) Includes outstanding options to purchase 20,203 shares of Common Stock which are fully vested and exercisable. Does not include outstanding options to purchase 35,038 shares of Common Stock which are not vested or exercisable.

(11) Includes outstanding options to purchase 14,059 shares of Common Stock which are fully vested and exercisable. Does not include outstanding options to purchase 29,209 shares of Common Stock which are not vested or exercisable.

(12) Does not include outstanding options to purchase 1,000 shares of Common Stock which are not vested or exercisable.

(13) Does not include outstanding options to purchase 1,000 shares of Common Stock which are not vested or exercisable.

(14) Does not include outstanding options to purchase 1,000 shares of Common Stock which are not vested or exercisable.

(15) Includes outstanding options to purchase 4,876 shares of Common Stock which are fully vested and exercisable. Does not include outstanding options to purchase 19,338 shares of Common Stock which are not vested or exercisable.

(16) Includes outstanding options to purchase 2,368 shares of Common Stock which are fully vested and exercisable. Does not include outstanding options to purchase 15,234 shares of Common Stock which are not vested or exercisable.

(17) Does not include outstanding options to purchase 30,000 shares of Common Stock which are not vested or exercisable.

(18) Includes outstanding options to purchase 135,637 shares of Common Stock which are fully vested and exercisable. Does not include (i) outstanding options to purchase 385,858 shares of Common Stock which are not vested or exercisable or (ii) shares of Common Stock held by the Heap Trusts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

              During fiscal year 1997, the Company made loans in varying amounts to Messrs. Layton, Powell and Wharf in order to provide such persons with the funds necessary to satisfy various personal obligations and for other purposes. The largest amount owing by such persons during fiscal 1997 was $423,552, $122,274 and $60,550, respectively, and as of May 31, 1997, such persons were indebted to the Company in the amount of $428,497, $174,285 and $61,257, respectively. The indebtedness owing by such persons accrues interest at the rate charged to the Company for working capital borrowings. Mr. Layton's indebtedness is due and payable in one installment on April 1, 1999, while Messrs. Powell's and Wharf's indebtedness is due and payable in one installment on March 31, 1998.

              David Heap, the Company's Chairman of the Board, owns approximately a one-third equity interest in a small computer supplies dealer, Business Software Centers, Inc. ("BSC"). In December 1991, Mr. Heap agreed to remit to the Company any dividends, distributions or other amounts which he may receive in respect of such interest. Mr. Heap has not received any dividends, distributions or other amounts in respect of his equity interest and it is unlikely that he will receive any in the future.

              During fiscal year 1997, the Company's sales to BSC aggregated approximately $1,844,000 and constituted less than 1% of the Company's total sales in such fiscal year. Such sales were made in accordance with the Company's usual terms, except that BSC received extended payment terms in return for which BSC agreed, among other things, to provide the Company with quarterly financial information. In December 1993, the Company and BSC agreed that (i) $500,000 of the past due trade receivable then owing by BSC would be evidenced by a promissory note, payable in 48 monthly installments and accruing interest at the rate of 7% per annum, (ii) the Company would provide BSC with 60 day credit terms up to a maximum amount of $350,000 (subject to BSC continuing to meet its obligations under the note), (iii) BSC would provide the Company with quarterly financial information and (iv) at such time as the note is paid in full, Mr. Heap will transfer to BSC, for a nominal consideration, the one-third equity interest held in BSC. As of May 31, 1997, there was approximately $20,000 outstanding under the note and there were past due trade amounts payable of approximately $27,000 by BSC to the Company.

              In April 1997, the Company entered into a one-year aircraft lease with a company owned by Mr. Heap under which the Company, on a non-exclusive basis, leases an aircraft from such company. Under the terms of the lease, the Company pays monthly lease payments of $14,400 and is responsible for certain operating expenses. The lease is terminable by either party at any time.

                              PERFORMANCE GRAPH

              The following line graph displays the cumulative total return to stockholders of the Company's Common Stock from January 27, 1995 (the commencement of trading of the Company's Common Stock) to March 31, 1997, compared to the cumulative total return for the Total Return Index for The Nasdaq Stock Market (US), a broad market index, and to the Nasdaq Non-Financial Stocks Index, an index of non-financial companies found within a range of Standard Industrial Classification code numbers, which includes the Company.

              The graph assumes a $100 investment in the Company's Common Stock on January 27, 1995 at the initial offering price of $15 per share. The graph also assumes investments in the Nasdaq Total Return (US) Index and the Nasdaq Non-Financial Stocks Index of $78.15 and $83.46 respectively on March 31, 1992. The value of these investments would have increased to $100 on January 27, 1995.

              Although the Common Stock has only been publicly-held since January 1995, the graph shows the performance of the Nasdaq Total Return (US) Index and the Nasdaq Non-Financial Stocks Index for the past five years. This information is being provided as the Company believes that it enhances the reader's understanding of the performance of the Common Stock. Depicting the two Nasdaq indexes only for the period that the Common Stock has been publicly-held would deprive the reader of the historical perspective of the indexes.

                             [PERFORMANCE GRAPH]

                            3/31/92   3/31/93   3/31/94  1/27/95   3/31/95   3/31/96   3/31/97
                            -------   -------   -------  -------   -------   -------   -------
Daisytek                                                  100.00    146.67    220.00    208.33
Nasdaq U.S. (a)              78.15     89.84     96.97    100.00    107.88    146.47    162.79
Nasdaq non-financial (a)     83.46     90.04     98.79    100.00    108.25    146.05    157.58


(a)  Prepared by the Center for Research in Security Prices (CRSP)

                                     ITEM 2

                 PROPOSAL TO ADOPT THE COMPANY'S 1997 EMPLOYEE
                               STOCK OPTION PLAN

              The Company's 1997 Employee Stock Option Plan (the "Plan") was adopted by the Company's Board of Directors in April 1997 and is subject to approval by stockholders at the Annual Meeting. The following description of the Plan is qualified in its entirety by the provisions of the Plan, a copy of which is attached as Appendix I to this Proxy Statement.

              The purpose of the Plan is to further the growth, development and financial success of the Company by providing additional incentives to certain of its key employees by assisting them to become owners of the Company's Common Stock and, thus, to benefit directly from its growth, development and financial success.

              The Plan provides for the granting to employees of both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986 as amended (the "Code")) and non-qualified stock options. The maximum number of shares of Common Stock for which options may be granted under the Plan is 1,000,000 shares.

              The Plan is administered by a committee of the Board of Directors (the

"Committee"), presently consisting of Messrs. Murray and Jannotta, which has the authority to determine from among eligible persons those to whom options will be granted and the terms of such options.

              The exercise price of options granted under the Plan may not be less than 100% of the fair market value on the date of the grant, except that incentive stock options granted to individuals owning (within the meaning of Section 424(d) of the Code) more than ten percent of the total combined voting power of the Company, may not have an exercise price less than 110% of the fair market value on the date of grant. The Plan gives the Committee complete discretion as to the times at which the options are exercisable, provided that such options must expire no later than ten years from the date of grant. Options may not be granted under the Plan after March 31, 2007.

              The Board of Directors or the Committee may make modifications to the Plan as it deems proper and in the best interests of the Company, subject to any requirement of stockholder approval under the Code or other applicable law.

              Options are exercisable at such times and in such installments (which may be cumulative) as the Committee may provide in the terms of each individual option. Generally, options granted under the Plan will not be exercisable during the six months after such option is granted and will be subject to a three year cumulative vesting schedule under which 15% vest after the first year, 50% vest after the second year and 100% vest after the third year.

              As of May 31, 1997, the Company had issued stock options under the Plan to 208 employees which are exercisable (subject to vesting requirements) into a total of 327,342 shares of Common Stock. Of the foregoing options, Mr. Heap received options to purchase 32,913 shares; Mr. Layton received options to purchase 26,502 shares; Mr. Madden received options to purchase 13,588 shares; Mr. Powell received options to purchase 16,728 shares; Mr. Yates received options to purchase 21,811 shares; and all officers and directors as a group received options to purchase 143,910 shares. All of such options have an exercise price of $25 per share which was the closing sale price of the Common Stock (as reported by the Nasdaq National Market) on the date of grant.

              The Board of Directors recommends a vote FOR adoption of the Company's 1997 Employee Stock Option Plan.

                                     ITEM 3

       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

              The Company has appointed Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending March 31, 1998. Arthur Andersen LLP has audited the Company's financial statements since 1988. Ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In the event shareholders do not ratify the appointment of Arthur Andersen LLP as the Company's independent auditors, such appointment will be reconsidered by the Audit Committee and the Board of Directors. Representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

              The Board of Directors of the Company recommends a vote FOR ratification of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending March 31, 1998.

                             GENERAL INFORMATION

VOTING PROCEDURES

              All matters specified in this Proxy Statement that are to be voted on at the Annual Meeting will be by written ballot. One or more inspectors of election will be appointed, among other things, to determine the number of shares outstanding and the voting power of each, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes or ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result.

SOLICITATION COSTS

              The Company will pay the cost of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Board of Directors. Certain of the Company's officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors' recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview or telephone. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of Common Stock, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred in connection therewith.

STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

              A stockholder desiring to submit an otherwise eligible proposal for inclusion in the Company's proxy statement for the 1998 annual meeting of stockholders of the Company must deliver the proposal so that it is received by the Company no later than March 2, 1998. The Company requests that all such proposals be addressed to the Company's Secretary at the Company's principal executive offices, 500 North Central Expressway, Plano, Texas 75074, and mailed by certified mail, return-receipt requested.

COMPLIANCE WITH CERTAIN REPORTING OBLIGATIONS

              Section 16(a) of the Exchange Act requires the Company's executive officers, directors and controlling stockholders to file initial reports of ownership and reports of changes of ownership of the Company's Common Stock with the Securities and Exchange Commission and the Company. To the Company's knowledge, all reports required to be so filed were filed in accordance with the provisions of said Section 16(a).

FINANCIAL AND OTHER INFORMATION

              The Company's Annual Report for the year ended March 31, 1997, including financial statements, is being sent to stockholders of record as of the Record Date together with this Proxy Statement. The Annual Report is not a part of the proxy solicitation materials. The Company will furnish, without charge, a copy of its Annual Report on Form 10-K for the year ended March 31, 1997 as filed with the Securities and Exchange Commission to any stockholder who submits a written request to the Company at its executive offices, 500 North Central Expressway, Plano, Texas 75074, Attention: Investor Relations.

                                OTHER MATTERS

              The Board of Directors knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, or any adjournment thereof, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their best judgment.


                                                  By Order of the Board of
                                                  Directors,


                                                  Harvey H. Achatz
                                                  Secretary


Plano, Texas
July 10, 1997

                                                                      APPENDIX I

                             1997 STOCK OPTION PLAN

                                       OF

                       DAISYTEK INTERNATIONAL CORPORATION

              Daisytek International Corporation, a corporation organized under the laws of the State of Delaware, hereby adopts this 1997 Stock Option Plan. The purpose of this Plan is to further the growth, development and financial success of the Company by providing additional incentives to certain of its key Employees by assisting them to become owners of the Company's Common Stock and thus to benefit directly from its growth, development and financial success.

                                   ARTICLE I

                                  DEFINITIONS

              Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

Section 1.1 - Board

              "Board" shall mean the Board of Directors of the Company.

Section 1.2 - Code

              "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.3 - Committee

              "Committee" shall mean the Stock Option Committee of the Board, appointed as provided in Section 6.1.

Section 1.4 - Company

              "Company" shall mean Daisytek International Corporation, a Delaware corporation. In addition, "Company" shall mean any corporation assuming, or issuing new employee stock options in substitution for, Incentive Stock Options, outstanding under the Plan, in a transaction to which Section 424(a) of the Code applies.

Section 1.5 - Director

              "Director" shall mean a member of the Board.

Section 1.6 - Employee

              "Employee" shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of the Company, or of any corporation which is then a Parent Corporation or a Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan. To the extent not included in the foregoing, "Employee" shall also mean any officer, director, employee or consultant of the Company, or any entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company, as the Committee shall from time to time select in its sole discretion.

Section 1.7 - Exchange Act

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 1.8 - Incentive Stock Option

              "Incentive Stock Option" shall mean an Option which qualifies under Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

Section 1.9 - Non-Qualified Option

              "Non-Qualified Option" shall mean an Option which is not an Incentive Stock Option and which is designated as a Non-Qualified Option by the Committee.

Section 1.10 - Officer

              "Officer" shall mean an officer of the Company, as defined in Rule 16a-1(f) under the Exchange Act, as such Rule may be amended in the future.

Section 1.11 - Option

              "Option" shall mean an option to purchase Common Stock of the Company, granted under the Plan. "Options" includes both Incentive Stock Options and Non-Qualified Options.

Section 1.12 - Optionee

              "Optionee" shall mean an Employee to whom an Option is granted under the Plan.

Section 1.13 - Parent Corporation

              "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.14 - Plan

              "Plan" shall mean this 1997 Stock Option Plan of Daisytek International Corporation.

Section 1.15 - Rule 16b-3

              "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

Section 1.16 - Secretary

              "Secretary" shall mean the Secretary of the Company.

Section 1.17 - Securities Act

              "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.18 - Subsidiary

              "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.19 - Termination of Employment

              "Termination of Employment" shall mean the time when an Optionee ceases to be an Employee for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous reemployment by the Company, a Parent Corporation, a Subsidiary or any entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company. The Committee, in its absolute discretion, and with respect to all Options hereunder, shall determine all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment is for "cause" and what actions constitute "cause", and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence shall constitute a Termination of

Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

                                   ARTICLE II

                             SHARES SUBJECT TO PLAN

Section 2.1 - Shares Subject to Plan

              The shares of stock subject to Options shall be shares of the Company's Common Stock, $.01 par value. The aggregate number of such shares which may be issued upon exercise of Options shall be 1,000,000 shares. The shares to be issued upon exercise of Options may be newly-issued shares or Treasury shares.

Section 2.2 - Unexercised Options

              If any Option expires or is canceled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder.

Section 2.3 - Changes in Company's Shares

              In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted, including adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued on exercise of Options.

                                  ARTICLE III

                              GRANTING OF OPTIONS

Section 3.1 - Eligibility

              Any key Employee shall be eligible to be granted Options, subject to such rules and conditions as the Committee may establish from time to time in its sole discretion.

Section 3.2 - Qualification of Incentive Stock Options

              Subject to the provisions of Section 7.7 hereof, no Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under Section 422 of the Code.

Section 3.3 - Granting of Options

              (a) Subject to the provisions hereof, the Committee shall from time to time, in its absolute discretion:

                    (i) Determine which Employees are key Employees and select from among the key Employees (including those to whom Options have been previously granted under the Plan or any other plan of the Company) such of them as in its opinion should be granted Options; and

                    (ii) Determine the number of shares to be subject to such Options granted to such selected key Employees, and determine whether such Options are to be Incentive Stock Options or Non-Qualified Options; and

                    (iii) Determine the terms and conditions of such Options, consistent with the Plan.

              (b) In selecting the key Employees to whom Options shall be granted hereunder, the number of shares to be subject to such Options and the terms and conditions of such Options, the Committee shall have sole and absolute discretion and shall be free to make non-uniform and selective determinations based upon such factors as it deems relevant.

              (c) Upon the selection of a key Employee to be granted an Option, the Committee shall instruct the Secretary to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee that the Employee surrender for cancellation some or all of the unexercised Options which have been previously granted to him. An Option the grant of which is conditioned upon such surrender may have an option price lower (or higher) than the option price of the surrendered Option, may cover the same (or a lessor or greater) number of shares as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, option period or any other term or condition of the surrendered Option.

                                   ARTICLE IV

                                TERMS OF OPTIONS

Section 4.1 - Option Agreement

              Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as "incentive stock options" under Section 422 of the Code.

Section 4.2 - Option Price

              (a) The price of the shares subject to each Option shall be not less than 100% of the fair market value of such shares on the date such Option is granted; provided, however, that, in the case of an Incentive Stock Option, the price per share shall not be less than 110% of the fair market value of such shares on the date such Option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation.

              (b) For purposes of the Plan, the fair market value of a share of the Company's Common Stock as of a given date shall be: (i) the closing price of a share of the Company's Common Stock on the principal exchange on which shares of the Company's Common Stock are then trading, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if such Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Company's Common Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Company's Common Stock, in each case, as of the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Company's Common Stock, on the day previous to such date, as determined in good faith by the Committee; or (iv) if the Company's Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

Section 4.3 - Commencement of Exercisability

              (a) No Option may be exercised in whole or in part during the six months after such Option is granted.

              (b) Subject to the provisions of paragraph (c) below, each Option granted hereunder shall be subject to the following cumulative vesting schedule:

                     (i) Until the date which is one year from the date of grant, the Option shall not be vested and shall not be exercisable as to any of the shares subject thereto;

                     (ii) From and after the date which is one year from the date of grant, the Option shall vest and be exercisable as to 15% of the number of shares subject thereto;

                     (iii) From and after the date which is two years from the date of grant, the Option shall vest and be exercisable as to 50% of the number of shares subject thereto; and

                     (iv) From and after the date which is three years from the date of grant, the Option shall be fully vested and exercisable as to 100% of the number of shares subject thereto.

              (c) Subject to the provisions hereof governing Incentive Stock Options, the Committee shall have the right to accelerate the vesting of any outstanding Option, or any portion thereof, at any time and from time to time, and upon such terms and conditions as it shall determine in its sole discretion.

              (d) Notwithstanding any other provision of this Plan, to the extent that the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the shares of the Company's stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code) are exercisable by any Optionee for the first time by such Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any Subsidiary and any Parent Corporation) exceeds $100,000, such Options shall be treated as Non-Qualified Options. For purposes of this Section, Options shall be taken into account in the order in which they were granted.

Section 4.4 - Expiration of Options

              No Option may be exercised to any extent by anyone after the first to occur of the following events:

                     (i) The expiration of ten years from the date the Option was granted;

                     (ii) With respect to an Incentive Stock Option, in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Incentive Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation, the expiration of five years from the date the Incentive Stock Option was granted;

                     (iii) The date of the Optionee's Termination of Employment for any reason, other than such Optionee's death or disability (within the meaning of Section 22(e)(3) of the Code), unless the Committee otherwise elects to permit the exercise of such Option for a period of time thereafter; provided, however (a) such period of time shall end no later than ten years from the date the Option was granted, (b) with respect to Incentive Stock Options, such period of time shall not exceed three months from such Termination of Employment and (c) the Committee may make such elections in such manner as it deems appropriate, which may be non-uniform and selective, and based upon such factors as it deems relevant;

                     (iv) With respect to an Incentive Stock Option held by an Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of one year from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within said one-year period;

                     (v) The expiration of one year from the date of the Optionee's death with respect to all Incentive Stock Options held by such Optionee; and

                     (vi) With respect to all Options, and notwithstanding any other provision contained herein, the date of the Optionee's Termination of
Employment    in the event such Termination is for "cause" (as provided in
Section 1.19 above).

Section 4.5 - Consideration

              In consideration of the granting of an Option, the Committee may require that the Optionee shall agree to remain in the employ of the Company, a Parent Corporation or a Subsidiary for a period of at least one year after the Option is granted. Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporations and its Subsidiaries, which are hereby expressly reserved, to discharged any Optionee at any time for any reason whatsoever, with or without cause.

Section 4.6 - Adjustments in Outstanding Options

              In the event that the outstanding shares of the stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share; provided, however, that, in the case of Incentive Stock Options, each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.

Section 4.7 - Merger, Consolidation, Acquisition, Liquidation or Dissolution

              By its acceptance of each Option, each Optionee agrees that the Board shall have the power and right to declare and determine, by a duly adopted resolution of the Board, that each Option may not be exercised after
(i) the merger or consolidation of the Company with or into another corporation (if the Company is not the surviving corporation of such merger or consolidation), (ii) the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or (iii) the liquidation or dissolution of the Company; provided, that such resolution shall be adopted prior to the occurrence of such merger, consolidation, acquisition, liquidation or dissolution.

                                  ARTICLE V

                             EXERCISE OF OPTIONS

Section 5.1 - Person Eligible to Exercise

              During the lifetime of the Optionee, only he may exercise an Option (or any portion thereof) granted to him. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the transfer of any Non-Qualified Option, in whole or in part, and the exercise thereof by any transferee thereof.

Section 5.2 - Partial Exercise

              At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under the Plan or the applicable Stock Option Agreement, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Committee may require any partial exercise to be with respect to a specified minimum number of shares.

Section 5.3 - Manner of Exercise

              An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement:

              (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee; and

              (b) (i)       Full payment (in cash or by check) for the shares
with respect to which such Option or portion is thereby exercised; or

              (ii) With the consent of the Committee, (A) shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer to the Company or (B) except with respect to Incentive Stock Options and subject to the requirements of Section 5.4, shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, in each case, with a fair market value (as determined under Section 4.2(b)) on the date of Option exercise equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; or

              (iii) With the consent of the Committee, any combination of the consideration provided in the foregoing subsections (i) and (ii); and

              (c) The payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; provided, that, with the consent of the Committee, any combination of the following may be used to make all or part of such payment: (i) shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer or (ii) except with respect to Incentive Stock Options and subject to the requirements of Section 5.4, shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, in each case, valued in accordance with Section 4.2(b) at the date of Option exercise; and

              (d) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

              (e) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

Section 5.4 - Certain Requirements

              The Committee may, in its sole discretion, limit or restrict the use of Shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option to satisfy the Option price or the tax withholding consequences of such exercise (i) to the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twentieth business day following such date or (ii) to its receipt of an irrevocable written election by the Optionee to use shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option to pay all or part of the Option price or the withholding taxes (subject to the approval of the Committee) made at least six months prior to the payment of such Option price or withholding taxes or
(iii) in accordance with such other rules and regulations as the Committee may determine to be necessary or appropriate from time to time.

Section 5.5 - Conditions to Issuance of Stock Certificates

              The shares of stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to the fulfillment of all of the following conditions:

              (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

              (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

              (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

              (d) The payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; and

              (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

Section 5.6 - Rights as Shareholders

              The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

Section 5.7 - Transfer Restrictions

              If required at any time by the Committee, no shares acquired upon exercise of any Option by any Officer may be sold, assigned, pledged, encumbered or otherwise transferred until at least six months have elapsed from (but excluding) the date that such Option was granted. The Committee, in its absolute discretion, may impose such other restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such other restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of stock, acquired by exercise of an Incentive Stock Option, within two years from the date of granting such Option or one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Incentive Stock Option refer to such requirement to give prompt notice of disposition.

                                  ARTICLE VI

                                ADMINISTRATION

Section 6.1 - Stock Option Committee

              The Stock Option Committee shall consist of two or more Directors, appointed by and holding office at the pleasure of the Board. The Board may limit the members of the Committee to directors who are both "non-employee directors", as defined in Rule 16b-3, and "outside directors", as defined in

Section 162(m) of the Code. Subject to the limitations set forth in the preceding sentence, the powers of the Stock Option Committee may be exercised by the Compensation Committee of the Board. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may be removed by the Board at any time and may resign at any time. Vacancies in the Committee shall be filled by the Board. The Board reserves the right to serve as the Stock option Committee if it so elects, and, in which event, the term "Committee" shall mean the Board.

Section 6.2 - Duties and Powers of Committee

              It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules in regard to Incentive Stock Options shall be consistent with the basic purpose of the Plan to grant "incentive stock options" within the meaning of Section 422 of the Code.

Section 6.3 - Majority Rule

              The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

Section 6.4 - Compensation; Professional Assistance; Good Faith Actions

              Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation. The Committee shall have the unrestricted right to make non-uniform decisions and determinations in all matters regarding the Plan and all Options issued hereunder.

                                 ARTICLE VII

                               OTHER PROVISIONS

Section 7.1 - Options Not Transferable

              No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this
Section 7.1 shall prevent transfers by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, permit the holder of any Non-Qualified Option to transfer such Option, or any portion thereof, to such holder's spouse, lineal descendent or trust established for the benefit thereof or any other person or entity.

Section 7.2 - Amendment, Suspension or Termination of the Plan

              The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee, including without limitation, any amendment to increase or decrease the number of shares as to which Options may be granted hereunder, subject to any requirements of shareholder approval set forth in Section 16b-3 or the applicable provisions of the Code. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, impair any rights or obligations under any Option theretofore granted. Subject to any applicable provisions of Section 16b-3 and the Code, the Committee and the holder of any Option may at any time, by mutual consent, amend, modify or otherwise waive any of the terms and provisions, including the exercise price, of such holder's Option and Stock Option Agreement. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the first to occur of (a) March 31, 2007 or (b) the expiration of ten years from the date the Plan is approved by the Company's shareholders under Section 7.3.

Section 7.3 - Effective Date; Approval of Plan by Shareholders

              This Plan will be effective upon its approval by the Board or such other date as the Board shall determine; provided, however, that, notwithstanding any other provision contained herein, no Option shall be exercisable unless this Plan shall be approved within 12 months of its effective date by stockholders holding at least a majority of the Company's voting stock voting in person or by proxy at a duly held stockholders' meeting.


Section 7.4 - Effect of Plan Upon Other Option and Compensation Plans

              The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary to (a) establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary or (b) grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

Section 7.5 - Titles

              Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

Section 7.6 - Conformity to Securities Laws

              The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 7.7 - Incentive Stock Options

              With respect to Incentive Stock Options, if the Plan does not contain any provision now or hereafter required to be included herein under
Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein. Notwithstanding anything contained herein, to the extent any Option which is intended to qualify as an Incentive Stock Option cannot so qualify, such Option, to that extent, shall be deemed to be a Non-Qualified Option under the Code for all purposes of the Plan.

Section 7.8 - Exclusion from Pension and Profit-Sharing Computation

              By acceptance of an Option, each Optionee shall be deemed to have agreed that such grant is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Company or any of its Subsidiaries, whether now existing or hereafter arising. In addition, such Option will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Optionee which is payable to such beneficiary under any life insurance plan covering employees of the Company or any of its Subsidiaries.

                                                                  Please mark
                                                                  your vote as
                                                                  indicated in
                                                                  this example

                                                                       [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3.

1.   ELECTION OF DIRECTOR            FOR       WITHHELD
     Nominees                                  FOR ALL

     David A. Heap                   [ ]         [ ]
     Edgar D. Jannotta, Jr.
     Peter P.J. Vikanis


ITEM 2-TO APPROVE OF THE                    FOR   AGAINST  ABSTAIN
         COMPANY'S 1997 EMPLOYEE
         STOCK OPTION PLAN                  [ ]     [ ]      [ ]


ITEM 3-APPOINTMENT OF INDEPENDENT           FOR   AGAINST  ABSTAIN
         ACCOUNTANTS
                                            [ ]     [ ]      [ ]

WITHHELD FOR:  (Write that nominee's name in the space provided below.)

----------------------------------------------------------------------




Signature__________________ Signature______________________Date ______________
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       DAISYTEK INTERNATIONAL CORPORATION

         The undersigned hereby appoints David A. Heap, Mark C. Layton, and Harvey H. Achatz as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Daisytek International Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held August 15, 1997 or any adjournment thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

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